ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             MAXUM DEVELOPMENT, INC.



Maxum Development, Inc. pursuant to the provisions of Section 78.390 of the Nevada Revised Statutes, adopts these Amended and Restated Articles which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation as restated and reflected by these restated Articles of Incorporation are set forth below and contain no other changes in any provisions.

The following amendments and additions to the Articles of Incorporation were adopted by unanimous consent of the Board of Directors pursuant to Section
78.315 of the Nevada Revised Statutes and by consent of the majority shareholders pursuant to Section 78.320 of the Nevada Revised Statutes.

                                   Article I.
                                      Name

The name of the corporation is Tropical Leisure Resorts, Inc.

                                   Article III
                               Purposes and Powers

The purposes and powers provisions are eliminated as originally stated and condensed as follows: To engage in any lawful activity for which the Corporation may be incorporated under the Nevada General Corporation law.

                                   Article IV
                                 Capitalization

The Capitalization of the corporation is amended to include from 10,000,000 shares of common stock to 100,000,000 shares of common stock par value, $.001 and 5,000,000 shares of preferred stock, $.001.

A.       Preferred Stock

          The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

1. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     a. The number of shares constituting that series and the distinctive designation of that series;

     b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

     g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     h.   Any other relative rights, preferences and limitations of that series.

2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts
     (including unpaid cumulative dividends, if any) payable with respect thereto.

4. Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.       Common Stock

1. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

2. Except as otherwise provided by law, by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                   Article VI
                                    Directors

The directors of the Corporation were changed from Mr. Robert Kropf to Mr. Paul Adams.

                                   Article VII
                           Denial to Preemptive Rights

     There shall is added to provide that there should be no preemptive rights to acquire on issued and/or treasury shares of the stock of the Corporation.

                                  Article VIII
                       Liability of Officers and Directors

     The verbiage is slightly modified to provide as follows:

     A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

                                   Article IX
                    Indemnification of Directors and Officers

     Article IX, Indemnification of Directors and Officers is added as follows:

          The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

         The number of shares of the corporation outstanding at the time of the adoption of the foregoing was 9,071,492 and the number of shares entitled to vote thereon was the same. The number of shares consenting to the action was 9,000,000. The shareholders consenting to the action represent a majority of the issued and outstanding shares.

         Effective this __ day of August 2001.

                                                     --------------------------
                                                     Paul Adams, President
-------------------------
Paul Adams, Secretary

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         TROPICAL LEISURE RESORTS, INC.
                       (Formerly Maxum Development, Inc.)

                                   ARTICLE I.

                                      NAME

The name of the corporation (hereinafter called the "Corporation") is:

Tropical Leisure Resorts, Inc.

                                   ARTICLE II.

                               PERIOD OF DURATION

The Corporation shall have perpetual existence.

                                  ARTICLE III.

                               PURPOSES AND POWERS

     The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows:

     To engage in any lawful activity for which the Corporation may be incorporated under the Nevada General Corporation Law.

                                   ARTICLE IV.

                                 CAPITALIZATION

     The total number of shares of stock that the Corporation shall have authority to issue is 105,000,000 consisting of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock par value $.001 per share ("Preferred Stock").

         A.       Preferred Stock

                  The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

1. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     a. The number of shares constituting that series and the distinctive designation of that series;

     b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

     g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     h.   Any other relative rights, preferences and limitations of that series.

2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts
     (including unpaid cumulative dividends, if any) payable with respect thereto.

4. Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.   Common Stock

     1. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     2.   Except  as  otherwise   provided  by  law,  by  this   Certificate  of
          Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

     3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                   ARTICLE V.

                           REGISTERED OFFICE AND AGENT

     The principal office of the Corporation within the State of Nevada is to be located c/o International Venture Capital &Advisory , Inc., 3340 Topaz, Suite 210, Las Vegas, NV 89121.

                                   ARTICLE VI.

                                    DIRECTORS

     The governing Board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

     The  number  of  members   constituting  the  Board  of  Directors  of  the
Corporation is one (1); and the name and the post office address of the member is as follows:


        Name                            Address
       ------                          ---------
        Paul Adams                      6975 South Union Park Drive, Suite 600
                                        Salt Lake City, UT 84047


     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS

     There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                  ARTICLE VIII

                       LIABILITY OF OFFICERS AND DIRECTORS

A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer unless the act or omission involves intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of NRS 78.300.

                                   ARTICLE IX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who, at the request of the Board of Directors of the Corporation, may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

     DATED this ___ day of August 2001.

                                         TROPICAL LEISURE RESORTS, INC.


                                         By:_________________________________
                                         Paul Adams
                                         President, Chief Executive Officer
                                         and Sole Director


         STATE OF UTAH                    ss.
                                          ss.
         COUNTY OF SALT LAKE              ss.

     On ______________, 2001 personally appeared before me, a Notary Public, Paul Adams, who acknowledged that he executed the above document in his capacity as President, Chief Executive Officer and Sole Director of Tropical Leisure Resorts, Inc.


                                         ----------------------------
                                         Notary Public for the State of Utah

         [SEAL]